Exhibit 99.1

JOINT FILING AGREEMENT

Meteora Capital, LLC
By: /s/_Vik Mittal
Name: Vik Mittal
Title: Managing Member

Vik Mittal
By: /s/ Vik Mittal
Name: Vik Mittal
Meteora Capital, LLC